Exhibit 99.1

Accentia Biopharmaceuticals Announces Series of Agreements as Part of Debt Reduction Strategy to Strengthen Financial Condition, Improve Balance Sheet and Support Advancement of Immunotherapy Pipeline

TAMPA, FL – November 7, 2011 – Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) today announced that it has entered into a series of agreements to strengthen its financial position, improve its balance sheet and support ongoing biotech development plans for its immunotherapy pipeline. The Company has entered into an agreement to sell the assets of its non-strategic business unit, Analytica International, Inc., a healthcare economics consulting firm, for up to $10 million (USD) to be paid in a combination of fixed and contingent payments by the purchaser, LA-SER Alpha Group Sarl. Upon the closing of this agreement, Accentia will sell the consulting business conducted by Analytica, which the Company does not consider to be critical to its ongoing biotech development activities. Additionally, Accentia has entered into an agreement with its senior secured lender pursuant to which the Company will, at closing, prepay $4 million in principal with funds made available by the asset sale and obtain a one-year extension of all remaining principal and interest payments from its senior secured lender. Both agreements are subject to conditions precedent to closing, expected to occur prior to year-end.

According to Accentia’s President and General Counsel, Samuel S. Duffey, “These transactions are an important part of our ongoing strategy to continue to strengthen the Company’s financial position. I consider these transactions to be both strategic and timely, as our majority-owned subsidiary, Biovest, prepares for meetings with U.S. and international regulatory agencies to discuss the next steps required for potential approval of our personalized cancer vaccine, BiovaxID®.” Biovest has completed two Phase II clinical trials and a controlled, randomized Phase III clinical trial of BiovaxID, an autologous active immunotherapeutic cancer vaccine being developed as consolidation therapy for the treatment of follicular lymphoma and mantle cell lymphoma in first remission.

Mr. Duffey continued, “This transaction monetizes a non-core asset in order to eliminate all short term debt requiring payment in cash, extending all principal and interest payments to our senior secured lender into mid-to-late 2013 so that our financial obligations and resources are better aligned with our planned biotech development milestones. Based on a schedule of expected performance-based milestone payments, we expect to add, non-dilutively, up to $6 million to support our BiovaxID and Revimmune® development programs. Importantly, we also secured a pre-paid credit for future services from Anaytica to support our planning with regard to pricing and reimbursement strategies.”

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is committed to advancing the autoimmune disease therapy, Revimmune™, as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases. Revimmune therapy includes an ultra-high-dose regimen of Cytoxan® (cyclophosphamide), exclusively supplied via a strategic agreement with Baxter Healthcare Corporation. Clinical trials for Revimmune are being planned for the treatment of multiple autoimmune indications.

Accentia holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”), an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study for the treatment of follicular non-Hodgkin’s lymphoma.

For further information, please visit: http://www.Accentia.net

Special Note: The current Accentia website is under construction and the new website will be launching soon.

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.